As filed with the Securities and Exchange Commission on August 28, 2006
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE LAMSON & SESSIONS CO.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-0349210 (I.R.S. Employer Identification No.)
25701 Science Park Drive, Cleveland, Ohio 44122-7313
(Address of Principal Executive Offices Including Zip Code)

THE LAMSON & SESSIONS CO. 1998 INCENTIVE EQUITY PLAN (AS AMENDED AND RESTATED AS OF APRIL 28, 2006)
(Full Title of the Plan)
James J. Abel
Executive Vice President, Secretary,
Treasurer and Chief Financial Officer
25701 Science Park Drive
Cleveland, Ohio 44122-7313
(Name and Address of Agent For Service)
216/464-3400
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
Be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee

Common Shares, Without par value(3)	650,000	$27.11	$17,621,500.00	$1,885.50

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares, without par value (the “Common Shares”) as may become issuable pursuant to the anti-dilution provisions of The Lamson & Sessions Co. 1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (the “Plan”).
(2)	Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on August 23, 2006 within five business days prior to filing.
(3)	One serial preference stock purchase right (a “Right”) will also be issued with respect to each Common Share. The terms of the Rights are described in the Form 8-A and Form 8-A/A filed by The Lamson & Sessions Co. (the “Registrant”) on September 9, 1998 and May 5, 2005, respectively.

Exhibit Index Appears on Page 5

Page 1 of 5 Pages

Part II
     Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-61911, Registration Statement No. 333-51330, Registration Statement No. 333-63280, and Registration Statement No. 333-118384, each on Form S-8, as filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on August 20, 1998, December 6, 2000, June 19, 2001, and August 20, 2004, respectively, are incorporated herein by reference.
Item 8. Exhibits
     The following Exhibits are being filed as part of this Registration Statement:

4	(a)	Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-32875) filed with the SEC on August 5, 1997)

4	(b)	Certificate of Adoption of Amendment to Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit A to Exhibit 4.1 to the Registrant’s Form 8-A filed with the SEC on September 9, 1998)

4	(c)	Amended Code of Regulations of the Registrant (incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001)

4	(d)	1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (incorporated by reference to Appendix A of the Registrant’s Proxy Statement filed with the SEC on April 3, 2006)

4	(e)	Rights Agreement, dated September 8, 1998, between the Registrant and National City Bank (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 9, 1998)

4	(f)	Amendment No. 1 to Rights Agreement, dated as of May 5, 2005, between the Registrant and the National City Bank (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 5, 2005)

5		Opinion of Counsel

23	(a)	Consent of Independent Registered Public Accounting Firm

23	(b)	Consent of Counsel (included in Exhibit 5)

24		Power of Attorney

Page 2 of 5 Pages

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 28, 2006.

THE LAMSON & SESSIONS CO.
By:	/s/ James J. Abel
James J. Abel
Executive Vice President, Secretary, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of August 17, 2006.

Signature	Title

/s/ John B. Schulze John B. Schulze	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer); Director

/s/ James J. Abel James J. Abel	Executive Vice President, Secretary, Treasurer and Chief Financial Officer; (Principal Financial Officer); Director

/s/ Lori L. Spencer Lori L. Spencer	Vice President and Controller (Principal Accounting Officer)

* James T. Bartlett	Director

* William H. Coquillette	Director

* John C. Dannemiller	Director

* George R. Hill	Director

* Michael J. Merriman, Jr.	Director

Page 3 of 5 Pages

* A. Malachi Mixon, III	Director

* D. Van Skilling	Director
     * James J. Abel, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above officers and directors (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.

August 28, 2006	By:	/s/ James J. Abel

James J. Abel, Attorney-in-Fact

Page 4 of 5 Pages

EXHIBIT INDEX
     The following Exhibits are being filed as part of this Registration Statement:

4	(a)	Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-32875), filed with the SEC on August 5, 1997)

4	(b)	Certificate of Adoption of Amendment to Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit A to Exhibit 4.1 to the Registrant’s Form 8-A filed with the SEC on September 9, 1998 and incorporated herein by reference)

4	(c)	Amended Code of Regulations of the Registrant (incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001)

4	(d)	1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (incorporated by reference to Appendix A of the Registrant’s Proxy Statement filed with the SEC on April 3, 2006)

4	(e)	Rights Agreement, dated September 8, 1998, between the Registrant and National City Bank (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 9, 1998)

4	(f)	Amendment No. 1 to Rights Agreement, dated as of May 5, 2005, between the Registrant and the National City Bank (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 5, 2005)

5		Opinion of Counsel

23	(a)	Consent of Independent Registered Public Accounting Firm

23	(b)	Consent of Counsel (included in Exhibit 5)

24		Power of Attorney

Page 5 of 5 Pages